UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2021

APARTMENT INCOME REIT CORP.

(Exact name of registrant as specified in its charter)

MARYLAND	1-39686	84-1299717
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4582 SOUTH ULSTER STREET
SUITE 1700, DENVER, CO 80237
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 757-8101

NOT APPLICABLE

(Former name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Apartment Income REIT Corp. Class A Common Stock	AIRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the exchange act.  ☐

ITEM 3.02. Unregistered Sales of Equity Securities.

On April 23, 2021, Apartment Income REIT Corp. (the “Company”) issued and sold an aggregate of 7,825,000 shares of its Class A Common Stock (the “Shares”) to ZP Master Utility Fund, Ltd., ZP Energy Fund, L.P. and ZP Master Energy Fund, L.P. in a private placement for an aggregate purchase price in cash equal to $342,468,950. The Company issued and sold the Shares in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 as such transaction did not involve a public offering of securities.

ITEM 7.01. Regulation FD.

On April 26, 2021, the Company issued a press release announcing the issuance and sale of the Shares. A copy of the press release is furnished as Exhibit 99.1 to this report.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated April 26, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 26, 2021
APARTMENT INCOME REIT CORP.

/s/ Lisa Cohn
Lisa Cohn
President and General Counsel

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